SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of Earliest Event Reported): January 24, 2001

                           KESTREL ENERGY, INC.
          (Exact Name of Registrant as Specified in its Charter)

       Colorado                   0-9261                     84-0772451
(State of Incorporation)    (Commission File)             (IRS Employer ID
                                 Number)                      Number)

                        999 18th Street, Suite 2490
                          Denver, Colorado  80202
                 (Address of Principal Executive Offices)

                              (303) 295-0344
                      (Registrant's Telephone Number,
                           including Area Code)

ITEM 5.  OTHER EVENTS

On January 24, 2001, the Board of Directors of Kestrel Energy, Inc.(the "Company") agreed to extend the Warrant exercise period for its Common Stock Purchase Warrants from February 4, 2001 to February 4, 2002 and to reduce the exercise price from $3.125 to $2.50. Except as set forth below, each Warrant, when exercised, entitles the registered holder to purchase from the Company one share of Common Stock at a price of $2.50 per share.

The Company filed a registration statement on Form S-3 which was declared effective by the Securities and Exchange Commission on March 10, 2000.
The Form S-3 registered the subsequent resale of the Warrants and the sale of the shares of Common Stock underlying the Warrants. The Warrants will now expire on February 4, 2002, unless earlier redeemed by the Company.

On February 2, 2001, the Company announced the foregoing extension of the exercise period for the Common Stock Purchase Warrants and the reduction in the exercise price in a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (a)     None

  (b)     None

  (c)     Exhibits

          99.1      Press Release dated February 2, 2001


Date:  February 6, 2001            KESTREL ENERGY, INC.


                                   By:/s/Timothy L. Hoops
                                      Timothy L. Hoops, President